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                                                                    Exhibit 24.3


POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned director of JLG Industries, Inc., a Pennsylvania corporation, does hereby constitute and appoint William M. Lasky, James H. Woodward, Jr. and Thomas D. Singer, and each of them, the lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution and resubstitution, with full power and authority to execute a Registration Statement on Form S-8 for the registration of 300,000 shares of JLG Industries, Inc. common stock, par value $.20 per share ("JLG Common Stock"), to be issued under the JLG Industries, Inc. Employees' Retirement Savings Plan, and to do any and all other acts and things and to execute any and all other instruments that said attorneys and agents, or any one of them, determine may be necessary, advisable or required to enable the corporation to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission thereunder, and with the related securities laws of any state or other jurisdiction, in connection with the registration of said shares of JLG Common Stock. Without limiting the generality of the foregoing, the powers and authority granted include the power and authority to sign, on behalf of the undersigned director, the Registration Statement, any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statement, and any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 9th day of October 2001.




/s/ James A. Mezera
-------------------
James A. Mezera